SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2010

FSB Community Bankshares, Inc.
(Exact name of registrant as specified in its charter)

United States	000-52751	74-3164710
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

45 South Main Street, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (585) 223-9080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

Effective August 1, 2010, Fairport Savings Bank, the wholly owned subsidiary of FSB Community Bankshares, Inc. established a Supplemental Executive Retirement Plan (“SERP”) with Kevin D. Maroney, Executive Vice President and Chief Financial Officer.  Under the terms of the SERP, upon separation from service after attaining age 65, Fairport Savings Bank will pay Mr. Maroney a monthly installment of $2,500 starting on the first day of the month after his separation from service and continuing for 15 years.  If Mr. Maroney has a separation from service before age 65 or within 24 months after a change in control (as defined in the SERP) or if he experiences a disability (as defined in the SERP) before age 65 or if he dies, then he will be paid a lump sum equal to the accrual balance under the SERP on the first day of the month following his separation from service, subject to a 6-month delay in payment, if Mr. Maroney is a “specified employee” as required by Section 409A of the Internal Revenue Code of 1986, as amended. However, no SERP benefits are payable if Mr. Maroney’s separation from service is for cause (as defined in the SERP).

The SERP for Mr. Maroney is attached as Exhibit 10.1 to this Current Report on Form 8-K.  The above description of the SERP is qualified by reference to the agreement itself.

Item 9.01.        Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Shell company transactions: None

(d)	Exhibits:

Exhibit 10.1: Supplemental Executive Retirement Plan for Kevin D. Maroney

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FSB COMMUNITY BANKSHARES, INC.
DATE: August 3, 2010	By:	/s/ Dana C. Gavenda
Dana C. Gavenda
President and Chief Executive Officer